DELOITTE &                                                           EXHIBIT 23
  TOUCHE LLP
                                 Suite 2400
                                 424 Church Street
                                 Third National Financial Center
                                 Nashville, Tennessee  37219-2396


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-50185 of Service Merchandise Company, Inc. on Form S-8 of our report dated June 12, 1995, appearing in this Annual Report on Form 11-K of the Service Merchandise Company, Inc. Savings and Investment Plan for the year ended December 31, 1994.



/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP



June 19, 1995



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Deloitte Touche
Tohmatsu
International
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